UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2020

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Suite 495

Charlottesville, Virginia 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ
Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2020, Adial Pharmaceuticals, Inc. (“Adial”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Purnovate, LLC (“Purnovate”) to purchase all of the outstanding membership interests of Purnovate (the “Acquisition”) from the members of Purnovate (the “Members”), such that after the Acquisition, Purnovate will be a wholly owned subsidiary of Adial. Purnovate is a drug development company with a platform focused on developing drug candidates for non-opioid pain reduction and other diseases and disorders potentially targeted with adenosine analogs that are selective, potent, stable, and soluble. The closing of the Acquisition is currently expected to occur in January 2021. As more fully described under “About the Purnovate Members” and “About Purnovate” below, Adial’s Chief Executive Officer and board member, William B. Stilley, and another Adial board member are, directly or indirectly, Members of Purnovate.

Material Terms of the Acquisition

Subject to certain conditions, and in exchange for the outstanding membership interests of Purnovate, Adial has agreed at the closing of the Acquisition (the “Closing”): (i) to pay to the Members an aggregate of $350,000 (the “Cash Consideration”), and (ii) to issue to the Members an aggregate of 700,000 shares of Adial restricted common stock (the “Stock Consideration”), which issuance will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Stock Consideration will be placed into escrow to secure certain indemnification and other obligations of Purnovate and the Members in connection with the Acquisition:

(i)	with respect to the Members other than William Stilley and Dr. Robert D. Thompson, Purnovate’s CEO, five (5) days after the effective date of a registration statement registering such shares with respect to thirty percent (30%) of such shares to be received by such Members and on the one (1) year anniversary of the Closing with respect to seventy percent (70%) of such shares to be received by such Members;

(ii)	with respect to Dr. Thompson, five (5) days after the effective date of a registration statement registering such shares with respect to thirty percent (30%) of such shares to be received by him; on the one (1) year anniversary of the Closing with respect to twenty percent (20%) of such shares to be received by him; and with respect to remaining fifty percent (50%) of such shares to be received by him; on the earlier of the two (2) year anniversary of the Closing or on the termination date of his employment if termination is by Adial without cause; and

(iii)	with respect to William Stilley, on the earlier of the two (2) year anniversary of the Closing with respect to all of such shares to be received by him or on the termination date of his employment if termination is by Adial without cause.

The Stock Consideration, if not used to satisfy indemnification obligations, and the Cash Consideration will be distributed to the Members on a pro rata basis based on each such Members’ equity interest in Purnovate as compared to the aggregate Purnovate equity interests held by all Members.

In addition to the payments described above, under the terms of the Purchase Agreement, Adial agreed to make cash payments to the Representative for the benefit of the Members equal to (i) 3.0% of Net Sales ( as such term is defined in the Purchase Agreement) and (ii) upon the achievement of the following development and commercialization milestones:

Development & Approval Milestones

Milestone Event	Milestone Payment
First human dosing	$300,000
First dose in a Phase 2 Trial	$300,000
First dose in a Phase 3 Trial	$400,000
First acceptance of U.S. NDA submission	$500,000
First acceptance of NDA equivalent submission in Europe	$300,000
First acceptance of NDA equivalent submission in Asia	$300,000
First Commercial Sale in the U.S.	$10,000,000
First Commercial Sale in Europe	$5,000,000
First Commercial Sale in Asia	$5,000,000
Total potential	$21,500,000

The Purchase Agreement contains customary representations, warranties and covenants of Adial, Purnovate and the Members. Subject to certain customary limitations, the Members have agreed to indemnify Adial and its officers and directors against certain losses related to, among other things, breaches of Purnovate’s and the Members’ representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Purchase Agreement.

In connection with the Acquisition, it is a condition to closing that Adial receive an opinion from its financial advisor to that the consideration to be paid by Adial to Purnovate pursuant to the Purchase Agreement is fair, from a financial point of view, to the stockholders of the Adial. In addition, in connection with the Acquisition, it is condition that the Members enter into a lock-up agreement with Adial with respect to the Stock Consideration to be received by them to restrict the transfer of such shares of Adial common stock for a period of one year following the Closing and that Dr. Thompson, enter a two (2) year employment agreement with Adial. Notwithstanding the forgoing, Dr. Thompson will enter a lock-up agreement with a term of two (2) years with respect to fifty percent (50%) of the Stock Consideration received by him, and William Stilley will enter a lock-up agreement with a term of two (2) years with respect to one hundred percent (100%) of the Stock Consideration received by him, or their respective termination by the Company without cause, if earlier.

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Funding of Purnovate Expenses Prior to Closing

In connection with the entry into the Purchase Agreement, Adial loaned Purnovate $350,000 to continue its research and development efforts, which loan is evidenced by a 3.5% promissory note due December 7, 2021 (the “Bridge Note”). In the event the Acquisition is consummated, the Bridge Note will be cancelled, and in the event the Acquisition is terminated, the Bridge Note will become convertible, at the sole option of Adial, into membership interests of Purnovate at a conversion price of $1.50 per unit of membership interest. The proceeds of the Bridge Note will be used by Purnovate to fund ongoing research and development, working capital, and other general corporate purposes.

The foregoing summaries of the Purchase Agreement and the Bridge Note do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement that is filed herewith as Exhibit 10.1 and the Bridge Note that is filed as an exhibit thereto.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Adial, Purnovate or either of their businesses, and should be read in conjunction with the disclosures in Adial’s periodic reports and other filings with the Securities and Exchange Commission.

About the Purnovate Members

William B. Stilley, Adial’s President and Chief Executive Officer and a member of its board of directors, and James W. Newman, a member of Adial’s board of directors, have agreed to sell their membership interest respectively owned by them in Purnovate on the same terms as the other Members, except that Mr. Stilley will be subject to a two (2) year lock up with respect to the sale and transfer of the Stock Consideration that he receives so long as his employment has not been terminated by Adial without cause prior to the end of such two (2) year period. Mr. Stilley owns approximately 28.7% of the membership interest of Purnovate and Mr. Newman controls two entities that, together, own less than 1% of the membership interests of Purnovate. As a result of the foregoing, Adial formed a Special Committee of independent members of its Board of Directors to review and negotiate the Acquisition.

About Purnovate

Purines are a class of chemical structures that include adenosine, an important neurotransmitter, and Purnovate uses innovative methods and technologies to enhance the drug properties of purines (“Purines” + “Innovate” = Purnovate). Purnovate, was formed in 2019 by Robert D. Thompson, its Chief Executive Officer, William Stilley, Chief Executive Officer of Adial and a Member, Mikel Poulsen, a Member and consultant to Purnovate, and Cameron Black, a Member, to use its purification and solubilizing platform technologies to synthesize and develop adenosine analogs to treat serious diseases and disorders with a focus on pain, cocaine addiction, infectious disease, inflammation, cancer, asthma, and diabetes. Purnovate’s platform technologies is believed to also offer opportunities to improve the characteristics of other classes of molecules outside of the adenosine chemistry space and maybe even outside the purine chemistry space. All drug candidates developed using Purnovate’s platform technologies are expected to be patently distinct new chemical entities (i.e., patentable compositions of matter). Purnovate operates a chemistry and analytics laboratory in its 4,175 square feet leased laboratory and office space. Purnovate has been synthesizing new adenosine analog chemical entities with promising potency, selectivity, stability, and solubility characteristics.

Dr. Thompson is a distinguished adenosine chemist that has been working in the field for over 35 years. He is an inventor on over 20 adenosine analog patents covering tens of thousands of novel molecules and has authored dozens of scientific publications.

Purnovate’s Lead Product Candidate – Adenosine Analogs for Non-opioid Pain

Purnovate’s lead product candidate includes selective adenosine analogs targeted for the treatment of pain and other diseases and disorders potentially treated with a potent, selective, stable and soluble compounds. Adenosine receptors are hypothesized to be involved in the mediation of nociception (i.e., pain) and blocking the receptor is proposed as an anti-nociceptive. Additionally, selective adenosine analogs may be useful to treat pain while avoiding the tolerability problems (i.e., wakefulness, gastrointestinal) and safety issues (e.g., cardiac block and vasodilation) and therefore have the potential to provide a meaningful non-opioid treatment for pain without the side effects of earlier generations of adenosine compounds. These adenosine analogs may also be useful in a number of other diseases and disorders such as cocaine addiction, infectious disease, inflammation, cancer, asthma, and diabetes.

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Potential Benefits of the Acquisition

Adial believes acquiring Purnovate is attractive because:

●	Purnovate’s products are potentially strategically important to Adial in its mission to help people with addiction by broadening and diversifying Adial’s addiction related product pipeline:

◌	Purnovate’s lead program targeting non-opioid pain management could be an important tool in fighting addiction by providing an alternative to opioids for the treatment of pain and thereby working to prevent opioid addiction.
◌	Purnovate’s platform is expected to also produce adenosine analog compounds that could be drug candidates for the treatment of cocaine addiction.

●	The pain market is large (pain products have had sales of greater than a billion dollars).
●	Adial’s management is experienced in the adenosine field and in developing adenosine analogs, so this acquisition is directly within management’s strengths and expertise.
●	Purnovate’s team is known to Adial management and the two CEO’s have worked together previously at two companies.
●	Dr. Thompson and his team bring a chemistry, analytics and manufacturing capability and expertise currently lacking internally at Adial, which expertise is expected to help as Adial as it manufactures AD04 for commercial sales and for Adial’s intended development of an once-a-day extended release formulation of AD04.
●	Purnovate’s adenosine analog platform, which includes solubility and purification technologies, is expected to provide licensing and partnering opportunities for potential Purnovate products that are outside the addiction space (e.g., infectious disease, inflammation, cancer, asthma, and diabetes).
●	Adial currently subleases its corporate offices from Purnovate, which should simplify integration and management of the combined entities since the companies are co-located.

Recent Purnovate Developments

Purnovate was founded on the concept that, based on theories recently developed by Dr. Robert Thompson, it could develop adenosine analog compounds with key characteristics it believed had not yet been combined in one molecule. The initial compounds synthesized by Purnovate appears to have demonstrated the desired combination of characteristics predicted by Dr. Thompson. Adial and Purnovate believe these compounds prove Dr. Thompson’s theories to be correct and, therefore, applicable to the currently synthesized drug candidates, and also to potential future inventions.

Purnovate’s Intellectual Property

Purnovate has two filed patent applications, and has unpatented proprietary purification and solubility technologies.

Risk Factors Specific to the Acquisition

The Acquisition of Purnovate involves many risks and uncertainties. Investors should carefully consider the risks described below in addition to the risk factors set forth in Adial’s annual report and quarterly reports that are filed with the Securities and Exchange Commission before purchasing Adial’s securities. Additional risks, uncertainties and other factors not presently known to Adial or that Adial currently deems immaterial may also impair its business operations.

If the conditions to the Acquisition are not met, the Acquisition will not occur.

Specified conditions must be satisfied or waived in order to complete the Acquisition, including, among others:

●	receipt of an opinion from Adial’s financial advisor that the consideration to be paid by Adial to Purnovate pursuant to the Purchase Agreement is fair, from a financial point of view, to the stockholders of the Adial
●	the respective representations and warranties of Adial and Purnovate shall be true and correct in all material respects as of the date of the Purchase Agreement and the closing;
●	execution of a Lock-Up Agreement by each Member in form and substance acceptable to Adial, providing for a lock up of the Stock Consideration until the expiration of the respective Member’s applicable escrow period;
●	performance or compliance in all material respects by Adial and Purnovate with their respective covenants and obligations in the Purchase Agreement;
●	Purnovate shall have obtained any consents and waivers of approvals required in connection with the Acquisition; and
●	no material adverse effect with respect to Adial or Purnovate or its subsidiaries shall have occurred since the date of the Purchase Agreement.

These and other conditions are described in detail in the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. Adial and Purnovate cannot assure you that all of the conditions to the Acquisition will be satisfied. If the conditions to the Acquisition are not satisfied or waived, the Acquisition will not occur or will be delayed, and Adial and Purnovate each may lose some or all of the intended benefits of the Acquisition.

Several of Purnovate’s Members have conflicts of interest that may influence them to support or approve the Acquisition without regard to your interests.

William B. Stilley and James W. Newman are Members of Purnovate and serve on the board of directors of Adial and Mr. Stilley serves as the Chief Executive Officer of Adial. They each have a direct or indirect financial interest in both Purnovate and Adial. See “About the Purnovate Members” above for a more detailed discussion regarding the ownership interests in Adial and Purnovate of each of Messrs. Stilley and Newman.

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The consideration to be received for the Purnovate Shares is not adjustable based on the market price of Adial common stock, therefore the Acquisition consideration at the closing may have a greater or lesser value than it had at the time the Purchase Agreement was signed.

Included in the consideration to be paid to the Purnovate Members for the Purnovate common stock is a fixed number of shares of Adial common stock. Any changes in the market price of Adial common stock will not affect the number of shares holders of Purnovate common stock will be entitled to receive upon consummation of the Acquisition. Therefore, if the market price of Adial common stock increases from the market price on the date of the Purchase Agreement prior to the consummation of the Acquisition, Purnovate Members could receive Acquisition consideration with considerably more value. The Purchase Agreement does not include a price-based termination right.

In order to develop Purnovate’s product candidates, Adial will have to devote significant resources to Purnovate.

Neither Adial nor Purnovate are expected to derive revenue from any source in the near future until they or their potential partners successfully commercialize products. In addition, Adial has loaned to Purnovate $350,000 to fund its research and development activities pending the Closing of the Acquisition. Adial’s financial statements have been prepared under the assumption that it will continue as a going concern; however, Adial has incurred significant losses from operations to date and expects its expenses to increase in connection with its ongoing activities, and the addition of Purnovate’s activities. There can be no assurance that funding will be available on acceptable terms on a timely basis, or at all. The various ways that Adial could raise capital carry potential risks. Any additional sources of financing, including through sales made under the equity line, will likely involve the issuance of Adial’s equity securities, which will have a dilutive effect on Adial’s stockholders. If Adial raises funds through collaborations and licensing arrangements, Adial might be required to relinquish significant rights to its technologies or tests or grant licenses on terms that are not favorable to Adial. If Adial does not succeed in raising additional funds on acceptable terms, it may be unable to complete planned preclinical and clinical trials, or obtain approval of its product candidates from the FDA and other regulatory authorities.

The Stock Consideration issuable to the Purnovate Members in the Acquisition will cause the Adial stockholders to experience dilution.

The issuance of the Stock Consideration to the Purnovate Members will dilute an investor's equity ownership in Adial by approximately 4.6% and, as a result, could have the effect of depressing the market price for our securities, especially if the anticipated benefits of the Acquisition do not materialize or otherwise result in increased stockholder value or revenue stream to the combined company.

Adial’s stock price is expected to continue to be volatile, and the market price of its common stock may drop following the Acquisition.

The market price of Adial’s common stock could be subject to significant fluctuations following the Acquisition. Moreover, Adial in general has experienced substantial volatility that has often been unrelated to the operating performance of Adial and the stock market in general has been subject to volatility often unrelated to any individual company performance. These broad market fluctuations may adversely affect the trading price of the Adial common stock after the Acquisition. During the past 52 weeks, Adial stock has ranged from a low sales price of $1.00 per share on March 18, 2020 to a high sales price of $4.00 per share on September 29, 2020.

In the past, following periods of volatility in the market price of a company's securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the combined company's profitability and reputation.

The combined company may not experience the anticipated strategic benefits of the Acquisition.

The respective management of Adial and Purnovate believes that the Acquisition would provide certain strategic benefits that may not be realized by each of the companies if Purnovate is not acquired by Adial. Specifically, Adial believes the Acquisition would provide certain strategic benefits which would enable Adial to accelerate its business plan through an increased access to capital in the public equity markets. The market price of Adial’s common stock may decline as a result of the Acquisition if the combined company does not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated by Adial or Purnovate or investors, financial or industry analysts. There can be no assurance that these anticipated benefits of the Acquisition will materialize or that if they materialize will result in increased stockholder value or revenue stream to the combined company.

Adial may be unable to successfully integrate the Purnovate businesses with its current management and structure.

Adial’s failure to successfully complete the integration of Purnovate could have an adverse effect on our prospects, business activities, cash flow, financial condition, results of operations and stock price. Integration challenges may include the following:

●	assimilating Purnovate’s technology and retaining personnel;
●	estimating the capital, personnel and equipment required for Purnovate based on the historical experience of management with the businesses they are familiar with;
●	minimizing potential adverse effects on existing business relationships; and
●	successfully developing the new products and services.

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Purnovate has had limited operations to date.

Purnovate is a start-up entity and has had limited operations to date. As a start-up entity, Purnovate is subject to many of the risks common to such enterprises, including its ability to implement its business plan, market acceptance of its proposed business and products, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, competition from better funded and experienced companies, and uncertainty of its ability to generate revenues. There is no assurance that its activities will be successful or will result in any revenues or profit, and the likelihood of its success must be considered in light of the stage of its development. Even if it generates revenue, there can be no assurance that it will be profitable. In addition, no assurance can be given that it will be able to consummate its business strategy and plans, as described herein, or that financial, technological, market, or other limitations may force it to modify, alter, significantly delay, or significantly impede the implementation of such plans. Purnovate has insufficient results for investors to use to identify historical trends or even to make quarter-to-quarter comparisons of its operating results. Purnovate’s revenue and income potential is unproven and its business model is continually evolving. Purnovate is subject to the risks inherent to the operation of a new business enterprise, and there can be no assurance that Purnovate will be able to successfully address these risks.

Purnovate has a limited operating history upon which to evaluate its ability to commercialize its products.

Purnovate is a development-stage company and its success is dependent upon its ability to develop and commercialize its products and it has not demonstrated an ability to perform the functions necessary for the successful development and commercialization of any product candidates. The successful commercialization of any product candidates will require Purnovate to perform a variety of functions, including:

●	continuing to undertake preclinical development trials and initiating clinical trials;
●	participating in regulatory approval processes and obtaining regulatory approvals;
●	formulating and manufacturing products; and
●	conducting sales and marketing activities.

Purnovate’ s operations have been limited to organizing and staffing Purnovate, acquiring, developing and securing its proprietary technology and undertaking preclinical studies of its product candidates. Purnovate has yet to engage in any clinical trials and therefore the safety of its product candidates is uncertain.

Purnovate has generated operating losses and experienced negative cash flows and it is uncertain whether it will achieve profitability.

For the ten months ended October 31, 2020, Purnovate incurred a net loss (unaudited) of approximately $300,000. At October 31, 2020, Purnovate had an accumulated deficit (unaudited) of approximately $300,000, and working capital (unaudited) of approximately $53,000. Purnovate will continue to incur operating losses until such time, if ever, as it is able to achieve sufficient levels of revenue from operations. Its ability to achieve profitability will depend on the market development and acceptance of its product offerings and its capacity to develop, introduce and sell its products to its targeted markets. There can be no assurance that Purnovate will ever generate significant sales or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

It is expected that Purnovate will experience negative cash flows for the foreseeable future as it funds its operating losses and capital expenditures. As a result, Adial may seek to raise additional funding in the future in order to fund Purnovate’s activities. Adial may not be able to raise additional funding on favorable terms or at all.

Purnovate’s product candidates are in early stages of clinical trials.

Because Purnovate’s product candidates are in early stages of development they will require extensive preclinical and clinical testing. Purnovate’s lead product has not yet entered clinical trials and cost, speed and ability to advance through clinical trials is uncertain. Purnovate cannot predict with any certainty if or when it might submit an application for regulatory approval for any of its product candidates or whether any such application will be accepted.

Purnovate’s technology may not result in any successful drug candidates.

Purnovate has developed what its believes are lead compounds that could be drug candidates. However, despite there being significant literature and in vitro and in vivo evidence that adenosine analogs may be effective in treating a number of diseases and disorders, the compounds developed to date have not been extensively tested in vitro and have not been tested in vivo. It is possible that any and all compounds or product candidates developed by Purnovate or using its technology may fail or be determined not valuable to pursue as products for a number of reasons, including, without limitation, due to toxicity, lack of efficacy, lack of stability, poor manufacturing characteristics or otherwise.

There is uncertainty as to market acceptance of Purnovate’s technology and products.

Purnovate has conducted its own research into the markets for its products; however, because it will be a new entrant into the market, it cannot guarantee market acceptance of its products and have somewhat limited information on which to estimate anticipated level of sales. Purnovate’s products will require patients and doctors to adopt its technology. Purnovate’s industry is susceptible to rapid technological developments and there can be no assurance that it will be able to match any new technological advances. If it is unable to match the technological changes in the needs of its customers the demand for its products will be reduced.

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Item 8.01. Other Events.

On December 10, 2020, Adial issued the press release attached hereto as Exhibit 99.1 announcing entering into the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

(b)	The financial statements required by Item 9.01(a) of Form 8-K will be filed with the Securities and Exchange Commission if deemed to be required within the requisite filing period.

Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed if deemed to be required within the requisite filing period.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Equity Purchase Agreement, dated December 7, 2020, by and among Adial Pharmaceuticals, Inc., Purnovate, LLC, the members of Purnovate, LLC and Robert D. Thompson, as member representative

99.1	Press Release, dated December 10, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2020	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

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